Exhibit 99.1
Cerner Reports Third Quarter 2010 Results
Strong Bookings, Revenue, Earnings and Cash Flow
KANSAS CITY, Mo. — October 28, 2010 — Cerner Corporation (Nasdaq: CERN) today announced results for the 2010 third quarter that ended October 2, 2010, delivering strong levels of bookings, revenue, earnings and cash flow.
Bookings in the third quarter of 2010 were $495.7 million, up 17 percent from $424.3 million in the third quarter of 2009. Third quarter revenue was $462.7 million, up 13 percent compared to $409.4 million in the year-ago period.
On a Generally Accepted Accounting Principles (GAAP) basis, third quarter 2010 net earnings were $60.9 million, and diluted earnings per share were $0.71. Third quarter 2009 GAAP net earnings were $48.4 million, and diluted earnings per share were $0.57.
Adjusted (non-GAAP) Earnings
Adjusted third quarter 2010 net earnings were $65.0 million, an increase of 27 percent compared to $51.3 million of adjusted net earnings in the third quarter of 2009. Adjusted diluted earnings per share were $0.76 in the third quarter of 2010 compared to $0.61 of adjusted diluted earnings per share in the third quarter of 2009. Analysts’ consensus estimate for third quarter 2010 adjusted diluted earnings per share was $0.74.
Adjusted Net Earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of the Company’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to GAAP Net Earnings and Diluted Earnings Per Share.”
Adjusted third quarter 2010 and 2009 net earnings and diluted earnings per share exclude share based compensation expense, which reduced third quarter 2010 net earnings and diluted earnings per share by $4.1 million and $0.05, respectively, and reduced third quarter 2009 net earnings and diluted earnings per share by $3.0 million and $0.04, respectively.
Other Third Quarter Highlights:
•	Third quarter cash collections of $471.8 million and operating cash flow of $119.0 million.
•	Free cash flow of $79.1 million. Free cash flow is a non-GAAP financial measure defined as operating cash flow less capital expenditures and capitalized software. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Operating Cash Flow to non-GAAP Free Cash Flow.”
•	Days sales outstanding of 91 days compared to 88 days in the second quarter of 2010 and 105 days in the year-ago quarter.
•	Total revenue backlog of $4.66 billion, up 21 percent over the year-ago quarter. This is comprised of $4.02 billion of contract backlog and $642 million of support and maintenance backlog.
“We are pleased with our strong results in the third quarter, including record cash flow and strong bookings, revenue and earnings,” said Neal Patterson, Cerner chairman, CEO, president and co-founder. “Our third quarter and year-to-date results reflect strong performance in what we believe is the beginning of a multi-year period of increased demand as healthcare providers purchase solutions and services to help them qualify for healthcare information technology incentives included in the American Recovery and Reinvestment Act of 2009 (ARRA). Further, we believe additional demand for our solutions and services will be driven by healthcare reform and the increasingly complex and more clinically-focused requirements healthcare providers must meet to get reimbursed for their services,” Patterson said.

Future Period Guidance
Cerner currently expects:
•	Fourth quarter 2010 revenue between $490 million and $510 million.
•	Fourth quarter 2010 adjusted diluted earnings per share before share based compensation expense between $0.80 and $0.85.
•	Fourth quarter 2010 new business bookings between $490 million and $530 million.
•	Share based compensation expense to reduce diluted earnings per share by approximately $0.05 in the fourth quarter of 2010.
Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on third quarter results at 3:30 p.m. CT on October 28. The dial-in number for the conference call is (617) 597-5395; the passcode is Cerner. The company recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, October 28 through 11:59 p.m. CT, October 31. The dial-in number for the re-broadcast is (888) 286-8010; the passcode is 79004643.
An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).
About Cerner
Cerner is transforming healthcare by eliminating error, variance and waste for healthcare providers and consumers around the world. Cerner® solutions optimize processes for healthcare organizations ranging in size from single-doctor practices, to health systems, to entire countries, for the pharmaceutical and medical device industries, employer health and wellness services industry and for the healthcare commerce system. These solutions are licensed by more than 8,500 facilities around the world, including approximately 2,300 hospitals; 3,400 physician practices covering more than 30,000 physicians; 600 ambulatory facilities, such as laboratories, ambulatory centers, cardiac facilities, radiology clinics and surgery centers; 700 home-health facilities; and 1,500 retail pharmacies. The trademarks, service marks and logos (collectively, the “Marks”) set forth herein are registered and unregistered trademarks and/or service marks owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook, and YouTube.
     This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company’s performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “believe”, “guidance” and “expects” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our reliance on third party suppliers; risks inherent with business acquisitions; changing political, economic and regulatory influences; government regulation; significant competition and market changes; risks associated with the ongoing adverse financial market environment and uncertainty in global economic conditions; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; the volatility in the trading price of our common stock; and, our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.
Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Kelli Christman, (816) 885-4342, kelli.christman@cerner.com
Cerner’s Internet Home Page: www.cerner.com
# # #

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended October 2, 2010 and October 3, 2009
(unaudited)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2010 (1)	2009 (1)	2010 (1)	2009 (1)

Revenues
System sales	$133,439	$118,325	$386,292	$332,816
Support, maintenance and services	321,289	284,189	939,909	849,461
Reimbursed travel	7,955	6,901	23,820	23,266

Total revenues	462,683	409,415	1,350,021	1,205,543

Margin
System sales	76,043	70,391	231,205	200,689
Support, maintenance and services	307,492	269,545	893,373	802,955

Total margin	383,535	339,936	1,124,578	1,003,644

Operating expenses
Sales and client service	189,320	171,415	566,943	516,401
Software development	67,257	66,752	202,024	196,578
General and administrative	32,966	31,059	99,611	91,819

Total operating expenses	289,543	269,226	868,578	804,798

Operating earnings	93,992	70,710	256,000	198,846

Interest income	1,766	2,371	7,571	6,057
Interest expense	(1,679)	(2,191)	(5,280)	(6,344)
Other income (expense), net	5	(3)	(566)	414

Total other income (expense), net	92	177	1,725	127

Earnings before income taxes	94,084	70,887	257,725	198,973
Income taxes	(33,212)	(22,493)	(91,090)	(66,004)

Net earnings	$60,872	$48,394	$166,635	$132,969

Basic earnings per share	$0.74	$0.60	$2.03	$1.65

Basic weighted average shares outstanding	82,547	81,225	82,279	80,750

Diluted earnings per share	$0.71	$0.57	$1.95	$1.59

Diluted weighted average shares outstanding	85,360	84,172	85,273	83,576
Note 1: Operating expenses for the three and nine months ended October 2, 2010 and October 3, 2009 include share-based compensation expense. The impact of this expense on net earnings is presented below:

	Three Months Ended		Nine Months Ended
	2010	2009	2010	2009

Sales and client service	$2,944	$2,315	$7,723	$5,401
Software development	1,861	1,132	4,903	3,134
General and administrative	1,745	1,258	5,277	3,676

Total share based compensation	6,550	4,705	17,903	12,211
Amount of related income tax benefit	(2,440)	(1,753)	(6,669)	(4,549)

Net impact on net earnings	$4,110	$2,952	$11,234	$7,662

Decrease to diluted earnings per share	$0.05	$0.04	$0.14	$0.09

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS 1
For the three and nine months ended October 2, 2010 and October 3, 2009
(unaudited)
RECONCILIATION OF ADJUSTED NET EARNINGS AND ADJUSTED DILUTED
   EARNINGS PER SHARE TO GAAP NET EARNINGS AND DILUTED EARNINGS PER SHARE 1

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
Net Earnings	2010	2009	2010	2009

Net earnings	$60,872	$48,394	$166,635	$132,969
Share-based compensation expense[2]	6,550	4,705	17,903	12,211
Income tax benefit of share-based compensation[2]	(2,440)	(1,753)	(6,669)	(4,549)

Adjusted net earnings (non-GAAP)	$64,982	$51,346	$177,869	$140,631

	Three Months Ended		Nine Months Ended
	2010	2009	2010	2009
Diluted Earnings Per Share
Diluted earnings per share[2]	$0.71	$0.57	$1.95	$1.59
Share-based compensation expense (net of tax)[2]	0.05	0.04	0.14	0.09

Adjusted diluted earnings per share (non-GAAP)	$0.76	$0.61	$2.09	$1.68

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW 1

(In thousands)	Three Months Ended		Nine Months Ended
	2010	2009	2010	2009

Cash flows from operating activities	$118,956	$73,402	$334,697	$239,158
Capital purchases [3]	(19,330)	(24,140)	(75,341)	(89,863)
Capitalized software development costs [3]	(20,535)	(20,110)	(61,783)	(58,698)

Free cash flow (non-GAAP)	$79,091	$29,152	$197,573	$90,597

Note 1: The presentation of Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. The Company believes that Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate its ongoing operating results and allows for greater transparency in the review of its overall financial, operational and economic performance.
Note 2: The Company provides earnings with and without stock options expense because earnings excluding this expense is used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.
Note 3: The Company provides cash flow with and without capital purchases and software development cost because operating cash flows excluding these expenditures is used by management along with GAAP results to analyze its earnings quality and overall cash generation of the business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of October 2, 2010 (unaudited) and January 2, 2010
(In thousands)

	2010	2009
Assets

Cash and cash equivalents	$211,747	$241,723
Short-term investments	353,516	317,113
Receivables, net	463,368	461,411
Inventory	8,058	11,242
Prepaid expenses and other	98,741	106,791
Deferred income taxes	2,285	8,055

Total current assets	1,137,715	1,146,335

Property and equipment, net	500,667	509,178
Software development costs, net	244,852	233,265
Goodwill	161,974	151,479
Intangible assets, net	38,340	33,719
Long-term investments	205,323	—
Other assets	69,512	74,591

Total assets	$2,358,383	$2,148,567

Liabilities and Stockholders’ Equity

Accounts payable	$56,671	$36,893
Current installments of long-term debt	25,751	25,014
Deferred revenue	117,847	137,095
Accrued payroll and tax withholdings	78,072	80,093
Other accrued expenses	46,593	79,008

Total current liabilities	324,934	358,103

Long-term debt	93,282	95,506
Deferred income taxes and other liabilities	112,228	98,372
Deferred revenue	18,578	15,788

Total liabilities	549,022	567,769

Stockholders’ Equity

Common stock	836	826
Additional paid-in capital	618,318	557,545
Retained earnings	1,220,198	1,053,563
Treasury stock	(28,002)	(28,002)
Accumulated other comprehensive loss, net	(2,109)	(3,254)

Total Cerner Corporation stockholders’ equity	1,809,241	1,580,678
Noncontrolling interest	120	120

Total stockholders’ equity	1,809,361	1,580,798

Total liabilities and stockholders’ equity	$2,358,383	$2,148,567